Exhibit 99.1

Onconova Therapeutics, Inc. Announces $8.7 Million Public Offering

NEWTOWN, PA., January 7, 2021 (GLOBE NEWSWIRE) -- Onconova Therapeutics, Inc. (NASDAQ: ONTX) (“Onconova”), a biopharmaceutical company focused on discovering and developing novel products to treat cancer, today announced that it has entered into a definitive purchase agreement with certain institutional accredited investors to purchase in a registered direct offering 19,550,562 shares of its common stock at a purchase price of $0.445 per share.

Participating investors include Lincoln Park Capital, and Sio Capital.

The gross proceeds to Onconova from this offering are expected to be $8.7 million. The offering is expected to close on or about January 11, 2021, subject to the satisfaction of customary closing conditions.

Onconova anticipates using the net proceeds from the offering for working capital and general corporate purposes.

The securities are being offered by Onconova pursuant to a “shelf” registration statement on Form S-3 that was filed and declared effective by the Securities and Exchange Commission (“SEC”) and the base prospectus contained therein (File No. 333-237844). The offering of the securities will be made only by means of a prospectus. A prospectus supplement and accompanying base prospectus relating to the securities being offered will be filed with the SEC. Copies of the final prospectus supplement and accompanying base prospectus may be obtained, when available, on the SEC’s website at http://www.sec.gov or by contacting Onconova Therapeutics, Inc., Inc., 375 Pheasant Run

Newtown, PA 18940, Attention: Avi Oler, by phone at 267-759-3680 or email at ir@onconova.us.

This announcement is neither an offer to sell, nor a solicitation of an offer to buy, any of these securities and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which such offer, solicitation or sale is unlawful. Any offer, if at all, will be made only by means of the prospectus forming a part of the effective registration statement.

About Onconova Therapeutics, Inc.

Onconova Therapeutics is a biopharmaceutical company focused on discovering and developing novel products to treat cancer. The Company has proprietary targeted anti-cancer agents designed to disrupt specific cellular pathways that are important for cancer cell proliferation.

Onconova’s novel, proprietary multi-kinase inhibitor ON 123300 is currently in a dose-escalation and expansion Phase 1 trial in China, and a dose-escalation and expansion Phase 1 trial is planned in the U.S. to commence in the first half of 2021. Onconova’s product candidate oral rigosertib is currently in a dose-escalation and expansion Phase 1 investigator-initiated study targeting patients with KRAS+ lung adenocarcinoma in combination with nivolumab. Preclinical work with rigosertib in COVID-19 is ongoing as well. Although some preclinical experiments with rigosertib in cellular models demonstrated marked inhibition of SARS-CoV-2 replication, we do not anticipate conducting clinical trials with rigosertib in COVID-19 without securing additional funding. For more information, please visit www.onconova.com.

Forward-Looking Statements

Some of the statements in this release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, and involve risks and uncertainties. These statements relate to Onconova’s expectations regarding the registered direct offering, its patents and clinical development plans including [patient enrollment timelines and] indications for its product candidates. Onconova has attempted to identify forward-looking statements by terminology including "believes," "estimates," "anticipates," "expects," "plans," "intends," "may," "could," "might," "will," "should," "approximately" or other words that convey uncertainty of future events or outcomes. Although Onconova believes that the expectations reflected in such forward-looking statements are reasonable as of the date made, expectations may prove to have been materially different from the results expressed or implied by such forward-looking statements. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors, including the success and timing of Onconova's clinical trials and regulatory agency and institutional review board approvals of protocols, Onconova’s ability to continue as a going concern, the need for additional financing, Onconova’s collaborations, market conditions and those discussed under the heading "Risk Factors" in Onconova's most recent Annual Report on Form 10-K and quarterly reports on Form 10-Q. Any forward-looking statements contained in this release speak only as of its date. Onconova undertakes no obligation to update any forward-looking statements contained in this release to reflect events or circumstances occurring after its date or to reflect the occurrence of unanticipated events.

Contact information

Company Contact:

Avi Oler

Onconova Therapeutics, Inc.

267-759-3680

ir@onconova.us

http://www.onconova.com/contact/